Exhibit 99.1 news release

Ovintiv™ Targets 33% Reduction in Methane Intensity by 2025

Metric to be directly tied to compensation for all employees

DENVER, December 16, 2020 - Ovintiv Inc. (NYSE: OVV) (TSX: OVV) today disclosed a goal to reduce methane intensity 33% by 2025. The objective, approved this week by its board of directors, will be tied to Ovintiv’s annual incentive compensation program for all employees beginning in 2021. The significant reduction will be benchmarked against the Company’s 2019 actual methane intensity of 0.15 metric tons CH4/thousand barrels of oil equivalent (CH4/MBOE), which was recently disclosed in its 16th annual sustainability report (https://www.ovintiv.com/sustainability/). The 33% reduction in methane intensity to 0.10 metric tons CH4/MBOE by 2025 will significantly reduce greenhouse gas emissions.

Independent Board Chair Peter Dea said, “ESG is one of the board’s highest priorities. We safely produce the products that make modern life possible and realize the importance of reducing our emissions. From our ongoing dialog with investors and other stakeholders, we know they share the importance we place on this topic.”

Ovintiv CEO Doug Suttles said, “We are proud of our track record on environmental performance but know we need to do more. By setting this ambitious target and linking it to every employee’s compensation we are sending a clear signal. Based on our team’s track record of innovation and efficient delivery, I’m confident we’ll meet this target and strive to exceed it.”

Ovintiv has been a leader and early adopter of key disclosure frameworks from the Task Force on Climate-related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB). A methane-focused reduction metric supports the United Nation’s Sustainable Development Goals and provides guidance to direct the Company’s approach to sustainability. Ovintiv executives also serve in leadership roles on climate-related issues within the largest industry trade associations in North America and are collaborating with industry peers to ensure the consistent disclosure of key metrics.

About Ovintiv Inc.

Ovintiv is one of the largest producers of oil, condensate and natural gas and natural gas liquids in North America. The Company is committed to preserving its financial strength, maximizing profitability through disciplined capital investments and operational efficiencies and returning capital to shareholders. A talented team, in combination with a culture of innovation and efficiency, fuels our economic performance, increases shareholder value and strengthens our commitment to sustainability in the communities where we live and work.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: the Company’s aim to reduce methane intensity 33% by 2025; anticipated benefits of linking a methane intensity metric to the Company’s annual incentive compensation program; and the ability of the Company to achieve meaningful emissions reductions under multiple future development scenarios. FLS involve assumptions, risks and

Exhibit 99.1 news release

uncertainties that may cause such statements not to occur or results to differ materially. These assumptions include expectations and projections made in light of the Company’s historical experience. Risks and uncertainties include: changes or developments in environmental, greenhouse gas, carbon, tax and other laws or regulations; technological developments; and other risks and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and as described from time to time in its other periodic filings as filed on EDGAR and SEDAR. Although the Company believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, the Company undertakes no obligation to update or revise any FLS.

Further information on Ovintiv Inc. is available on the Company's website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (281) 210-5253